Exhibit 99.1

Superior Retires Senior Notes

    LITTLE ROCK, Ark.--(BUSINESS WIRE)--April 4, 2003--Superior Financial Corp. (NASDAQ:SUFI), announced today that on April 1, 2003, the Company retired its 8.65% Senior Notes with an aggregate principal balance of $50,951,000. These notes were issued on April 1, 1998, in connection with the acquisition of Superior Bank by the Company.
    The Company retired the Notes with a combination of cash, renewal of its bank credit facility and issuance of trust-preferred securities. At today's interest rates, the average cost of the combined new debt structure is approximately 5.0%.
    Superior Financial Corp. is the holding company of Superior Bank, which is a $1.7 billion federal savings bank operating 61 full service branch and loan production offices in Arkansas and Oklahoma. The bank has three active subsidiaries - Superior Financial Services, Inc., providing discount brokerage and full service investment advisory services, Southwest Protective Life Insurance Company and Superior Finance Company, a consumer finance operation. Superior Financial Corp. stock is traded on the NASDAQ National Market under the symbol SUFI.
    Pursuant to the Safe Harbor provisions of Private Securities Litigation Reform Act of 1995, the reader is cautioned that this announcement contains "forward looking statements" regarding Superior's future performance which are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

    CONTACT: Superior Financial Corp., Little Rock
             Rick D. Gardner, 501/324-7253
             Web Site: www.superiorfinancialcorp.com